Contact: Suzy Hollinger 808. 525. 8422 shollinger@abinc.com

CHRIS BENJAMIN APPOINTED TO BOARD OF ALEXANDER & BALDWIN, INC.

Honolulu (November 2, 2015) – Alexander & Baldwin, Inc. (NYSE:ALEX) (“A&B” or “Company”) today announced that Christopher J. Benjamin has been appointed to the A&B board of directors, effective January 1, 2016, coincident with his appointment as A&B’s chief executive officer.
Benjamin has been A&B’s president and chief operating officer since September 2011, overseeing its real estate and agribusiness subsidiaries. Before becoming president and COO, Benjamin was A&B’s CFO from February 2004 through September 2011. He joined A&B in 2001 as director, corporate development and planning, and was promoted to vice president in 2003. Prior to joining A&B in 2001, Benjamin served in various management/professional roles at The Queen’s Health Systems, General Motors, Sony and Booz Allen. Benjamin received his bachelor’s degree in economics from The University of Michigan in 1985 and MBA from Harvard Business School in 1989. He currently serves as chairman of the board of The Nature Conservancy of Hawaii.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a Hawaii-based public company, with interests in real estate development, commercial real estate, agriculture, materials and infrastructure construction. With ownership of over 88,000 acres in Hawaii, A&B is the state’s fourth largest private landowner, and one of the state’s most active real estate investors. The Company manages a portfolio comprising five million square feet of leasable space in Hawaii and on the U. S. Mainland and is the second largest owner of retail assets in the state. It owns and operates the state’s only sugar plantation. A&B is also Hawaii’s largest materials company and paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with pages 17-30 of Alexander & Baldwin, Inc. ’s 2014 Form 10-K and other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.

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